Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit reports, dated August 9, 2011 and June 14, 2011, concerning Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 6 filed with the Securities Exchange Commission on September 23, 2011 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Malcolm Pollard CPA, P.C.
Malcolm Pollard CPA, P.C.
4845 W. Lake Road, #119
Erie, PA  16505

Dated: September 23, 2011

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